                                                                      Exhibit 23

                         Consent of Independent Auditors

To the Board of Directors
VisiJet, Inc.

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 26, 2004 (except for Note 14 for which the date is April 14, 2004) relating to the financial statements of VisiJet, Inc., which are incorporated by reference in such Registration Statement.

/s/ Peterson & Co., LLP
-----------------------
    Peterson & Co., LLP

San Diego, California
March 4, 2005